                                                                  Exhibit (e)(4)

                           CONFIDENTIALITY AGREEMENT

1.  This agreement ("Agreement") is by and among Sun Capital Partners Group,
    Inc. (the "Interested Party") and Rag Shops, Inc. (the "Company") in
    connection with the request by the Interested Party to receive information regarding the Company to be used in consideration of a potential acquisition or investment transaction involving the Interested Party (a
    "Transaction"). In consideration of being furnished with information regarding the Company, the Interested Party agrees as follows:

2.  Information regarding the Company furnished by the Company to the
    Interested Party including, but not limited to, the Confidential
    Memorandum and other information regarding the business, financial condition, customer lists, marketing strategy, names of employees, compensation amounts and formulas, billing amounts, operations, and prospects of the Company ("Proprietary Information") shall be deemed confidential. Proprietary Information shall not include any information which (a) is or becomes generally available to the public other than as a result of disclosure by the Interested Party or its directors, officers, employees, agents, advisors or other representatives (collectively,
    "Representatives") in breach of this agreement, (b) is already known to
    Interested Party, (c) is or becomes available to the Interested Party from a source not known by Interested Party to be bound by a confidentiality agreement with the Company or (d) is independently developed by Interested
    Party or its Representatives.

3.  The Interested Party understands and acknowledges that neither the Company nor any of its representatives (including, without limitation, SunTrust
    Robinson Humphrey Capital Markets ("STRH")) make any representation or warranty, express or implied, as to the accuracy or completeness of the
    Proprietary Information. The Interested Party agrees that neither the
    Company nor any of its representatives (including without limitation STRH)
    shall have any liability relating to or resulting from the use of the
    Proprietary Information. Only those representations or warranties which are made in a final definitive agreement regarding the Transactions contemplated hereby, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

4.  Except as otherwise required by law or legal process, without the prior written consent of the Company, the Interested Party will not, directly or indirectly, use, disclose or reveal any Proprietary Information to any person except to its Representatives and then for the sole purpose of enabling such Representatives to evaluate various aspects of a possible
    Transaction and then to only those Representatives who clearly need such access to actively and directly participate in the evaluation of the
    Proprietary Information. Furthermore, the Interested Party will not use the Proprietary Information in any way detrimental to the Company or any of its employees or customers.

5.  Except as otherwise required by law or legal process, without the prior written consent of the Company, the Interested Party will not and will direct its Representatives not to: (i) disclose to any person including, but not limited to, any customer, employee, supplier, creditor, or competitor of the Company (a) the fact that the Proprietary Information has been made available to the Interested Party, or (b) the fact that discussions or negotiations are taking place concerning a possible
    Transaction, or (c) the terms, conditions or other facts with respect to any such Transaction including the status thereof; (ii) make any statement to any customer, employee, supplier, creditor or competitor of the Company outside the ordinary course of business or make any inquiry about the
    Company's business to any such party, or (iii) make any public statement including, without limitation, any public announcement, release to trade publications or to the press unless such statement is necessary to comply with any law. Subject to the foregoing, in no event shall the Company be identified in any public statement without its prior written consent.

6.  The Interested Party will not solicit any of the Company's employees for employment for a period of two years from the date of this Agreement provided that the term "solicit" shall not include the placement by
    Interested Party or its agents of general solicitations for employment in newspapers, trade journals, the Internet, through recruiters or by any similar media.

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7.  The Interested Party will promptly advise the Company if it has determined not to pursue a possible transaction with the Company, and will, upon written request of the Company, destroy or return all Proprietary
    Information, as well as any copies, records, notes or other pertinent written, printed, or tangible materials to the Company.

8.  The Interested Party acknowledges and agrees that the Proprietary
    Information was developed by the Company at great expense and that the
    Proprietary Information is critical to the condition and competitive survival of the Company and that in the event that the Interested Party or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement, monetary damages will be an inadequate remedy and, therefore, due to the immediate irreparable actual and substantial harm which will result from a breach or a threatened breach by the Interested Party or its Representatives of the provisions of the
    Agreement, the Company shall be entitled to obtain an immediate permanent injunction against such breach and other equitable relief to enforce any and all of the provisions of this Agreement. The Interested Party agrees to waive and to use commercially reasonable efforts to cause its
    Representatives to waive any requirement for the security or posting of any bond in connection with such remedy. The remedies afforded to the
    Company by this paragraph shall be in addition to any and all other remedies available to the Company for any violation, breach or threatened breach of this Agreement by the Interested Party or its Representatives.

9.  The Interested Party agrees that unless and until a final definitive agreement regarding a transaction between the Company and the Interested
    Party has been executed and delivered, neither the Company nor the
    Interested Party will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement except for the matters specifically agreed to herein. The Interested Party further acknowledges and agrees that the Company reserves the right to reject any and all proposals made by the Interested Party with regard to a possible transaction between the Company and the Interested Party and to terminate discussions and negotiations with the Interested Party at any time.

10. The Interested Party acknowledges that it is aware and that its
    Representatives have been advised that the United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Interested Party further acknowledges that it is aware and that its Representatives have been advised that much of the information provided to it about the Company is or may be in the nature of material, non-public information. For a period of one year from the date of this Agreement, neither the Interested Party nor its subsidiaries will
    (i) acquire or seek to acquire, directly or indirectly, securities of the
    Company which represent more than 5% of the outstanding common stock of the Company, (ii) form or join in or participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company, (iii) otherwise seek or propose to influence or control the management or policies of the Company,
    (iv) advise, assist or encourage any other person in connection with any of the foregoing or take any action or disclose any intention or arrangement inconsistent with the foregoing provided however that
    Interested Party shall not be precluded or restricted in any manner from participating in a bankruptcy auction or similar proceeding relating to the Company or any of its assets or from consummating any transaction resulting therefrom. The Interested Party also agrees to notify the
    Company promptly if at any time during such period it is requested by a third party to participate with such third party in any of the activities described in this paragraph.

11. The Interested Party agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and advisors (including, without limitation, STRH) from any damage, loss, cost or liability
    (including legal fees and the costs of enforcing this indemnity and all related matters) arising out of or resulting from any breach of this
    Agreement by the Interested Party or

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    any of its Representatives but only if and to the extent that a court of competent jurisdiction determines in a final non-appealable order, that
    Interested Party or its Representatives breached this agreement.

12. The Company's financial advisor is STRH. STRH will arrange for all appropriate contacts between the Company and the Interested Party. The
    Interested Party agrees to direct all (i) communications regarding any possible transactions with the Company, (ii) requests for additional information, (iii) requests for facilities tours or management meetings and (iv) discussions or questions regarding procedures exclusively to STRH or its designees.

13. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed in accordance with the laws of the State of New Jersey. The Company and the
    Interested Party hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey and of the United States District Courts located in the City of Newark for any lawsuits, claims or other proceedings arising out or relating to this
    Agreement and agree not to commence any such lawsuit, claim or other proceeding except in such courts. The Company and the Interested Party hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of New Jersey or the
    United States District Courts located in the City of Newark and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in any inconvenient forum. Each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement. This
    Agreement shall expire two (2) years after the date hereof.

14. Please confirm the Interested Party's agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between the Interested Party and the Company.

Sun Capital Partners Group, Inc.     SunTrust Robinson Humphrey Capital Markets
                                     On behalf of the Company

By: /s/ C. Deryl Couch              /s/ Brock D. Matthius
   -----------------------------    -----------------------------
By: Senior Vice President           By: Vice President
Date: May 12, 2004                  Date: 5/13/04

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 Questions or comments should be directed to Ron Shah at SunTrust Robinson
 Humphrey Capital Markets at (404) 926-5956. Executed Confidentiality
 Agreements should be faxed to Pam Smith at (404) 926-5016.
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